UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2006

Fauquier Bankshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	000-25805	541288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	540 347-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Director Compensation

Based on the recommendation of the Board's Compensation Committee, on February 16, 2006, the Board of Directors of Fauquier Bankshares, Inc. (the Company), approved changes in the cash compensation to be paid to directors of the Company and its principal subsidiary, The Fauquier Bank (the Bank), beginning June 1, 2006. The specific changes are reflected in Exhibit 10.17 attached to this report, which exhibit is incorporated herein by reference.

Based on the recommendation of the Board's Compensation Committee, on February 16, 2006, the Company's Board of Directors also approved a change in compensation for the Chairman of the Board of Directors of the Company and the Bank, beginning June 1, 2006. Currently, the Chairman does not receive any fees for his service as a director of the Company or the Bank, and instead is compensated as a part-time employee of the Company and the Bank, pursuant to an informal agreement with the Company and the bank. Pursuant to the changes approved by the Board on February 16, beginning June 1, 2006, the Chairman will cease to be a part-time employee of the Company and the Bank, and will begin to receive compensation for his service as a director in accordance with the schedule reflected in Exhibit 10.17 attached to this report, which exhibit is incorporated herein by reference.

This change in the Chairman's compensation effectively amends the Chairman's informal agreement with the Company and the Bank regarding his part-time employment arrangement, with that agreement continuing through May 31, 2006, rather than May 31, 2007. A description of this informal agreement as amended by the Board's actions on February 16, 2006 is attached as Exhibit 10.19 to this report, which exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.17 Director Compensation

10.19 Description of Employment Agreement with C. Hunton Tiffany, as amended February 16, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

February 23, 2006	By:	Randy K. Ferrell

Name: Randy K. Ferrell
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.17	Director Compensation
10.19	Description of Employment Agreement with C. Hunton Tiffany, as amended February 16, 2006